Pear Tree Funds 485BPOS

Exhibit 99.28(j)(20)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 87 and Amendment No. 89 to the Registration Statement on Form N-1A of the Pear Tree Funds and to the use of our report dated May 21, 2026, on the financial statements and financial highlights of the Pear Tree Funds appearing in Form N-CSR for the year ended March 31, 2026, which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania July 31, 2026